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                                                                   EXHIBIT 23.1

Consent of Grant Thornton LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 4, 2000, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on form 10-KSB for the year ended June 30, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File No. 33-59870-S).



/s/ GRANT THORNTON LLP

Dallas, Texas
October 12, 2000